UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2023

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Invesco Commercial Real Estate Finance Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56564	92-1080856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2001 Ross Avenue
Suite 3400
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-8400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.
On December 11, 2023, Invesco Commercial Real Estate Finance Trust, Inc. (the “Company”), INCREF Borrower, LLC, and Invesco Advisers, Inc. (the "Adviser"), entered into a revolving credit facility agreement with Goldman Sachs Bank USA ("Goldman"), as administrative agent and lender (the "Credit Agreement").

The Credit Agreement provides for revolving loans of up to a maximum aggregate availability of $100 million. The Company's obligations under the Credit Agreement are secured by outstanding capital commitments of Invesco Realty, Inc. ("IRI") and Texas Municipal Retirement System, the initial holder of Company's shares of Class F Common Stock ("TMRS" and together with IRI, the "Investors"). The Credit Agreement matures 30 days prior to the last date on which the Company can issue capital calls to the Investors to repay obligations under the Credit Agreement.

The Company will pay (1) an administrative fee equal to 0.20% of the facility limit annually and (2) an annualized interest rate on any drawn amounts equal to, for SOFR-based loans, one-month Term SOFR plus 2.90% or, for prime rate loans, the prime rate plus 1.90%. The Credit Agreement is prepayable without penalty. The Credit Agreement provides for the payment of a fee to Goldman in the event the Company refinances a portion of the unfunded limit under the Credit Agreement, under specified circumstances.

The Credit Agreement contains various restrictions and covenants applicable to the Company. Among other requirements, the Company may not exceed certain debt limitations and must ensure certain minimum capital contribution amounts from the Investors.

The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then Goldman may declare any outstanding obligations under the Credit Agreement to be immediately due and payable. In addition, if the Company or the Adviser becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Credit Agreement will automatically become immediately due and payable.

The summary of the Credit Agreement set forth above does not purport to be a complete summary of the terms thereof and is qualified in its entirety by the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated December 11, 2023, between INCREF Borrower, LLC, the Company, the Adviser, and Goldman Sachs Bank USA
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Commercial Real Estate Finance Trust, Inc.

By:	/s/ E. Elizabeth Day
E. Elizabeth Day
General Counsel and Assistant Secretary

Date: December 15, 2023